                                                                   Exhibit 10.50

                           WAIVER AND AMENDMENT NO. 3
                                TO LOAN AGREEMENT
                              DATED MARCH 21, 2003

      This Waiver and Amendment No. 3 ("Amendment") to Loan Agreement dated March 21, 2003, as amended by Waiver and Amendment No. 1 thereto dated August 12, 2003, and as further amended by Waiver and Amendment No. 2 thereto dated November 11, 2003 ("Loan Agreement"), is entered into this 8th day of April, 2004, by and between General Electric Capital Corporation, a Delaware corporation ("Lender"), Torch Offshore, L.L.C., a Delaware limited liability company ("Borrower") and Torch Offshore, Inc. a Delaware corporation ("Guarantor"). All capitalized terms not otherwise defined in this Amendment have the meanings ascribed to them in the Loan Agreement.

                                   WITNESSETH:

      A. Borrower and Guarantor are parties to that certain Credit Agreement, as amended through the date hereof and as the same hereafter may be further amended, extended or replaced from time to time ("Credit Agreement"), with Regions Bank (as Agent) and Regions Bank and Export Development Canada (as Lenders) (collectively, the "Line of Credit Lenders").

      B. The Line of Credit Lenders have waived compliance by Guarantor with and amended certain financial covenants, extended additional credit to Guarantor, and amended certain other provisions in the Credit Agreement.

      C. Borrower has requested that the Lender waive compliance with certain financial covenants in the Loan Agreement and to amend certain provisions in the Loan Agreement.

      D. Lender is willing to waive compliance with those financial covenants and amend the Loan Agreement, subject to the terms and conditions of this Amendment.

      NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties, intending to be legally bound, agree as follows:

1. Lender hereby waives compliance by Guarantor with the minimum Consolidated Current Ratio covenant contained in Section 9(a) of the Loan Agreement for the fiscal quarter ending on December 31, 2003. Guarantor acknowledges and agrees that this waiver of compliance with the financial covenant contained in Section 9(a) of the Loan Agreement shall apply only to the fiscal quarter ending on December 31, 2003 and shall not constitute a waiver of compliance for any other fiscal quarter.

2. Lender hereby waives compliance by Guarantor with the minimum Consolidated Debt Service Coverage Ratio covenant contained in Section 9(b) of the Loan Agreement for the fiscal quarter ending on December 31, 2003. Guarantor acknowledges and agrees that this waiver of compliance with the financial covenant contained in Section 9(b) of the Loan Agreement shall apply only to the fiscal quarter ending on December 31, 2003 and shall not constitute a waiver of compliance for any other fiscal quarter.

3. Section 9 of the Loan Agreement is hereby amended and restated to read as follows:
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      9.    FINANCIAL COVENANTS. (a) Guarantor will have and maintain, as of the end of each fiscal quarter,

(1)   a Consolidated Current Ratio of at least:

Periods Ending:                                      Ratio:
---------------                                      ------
On or before March 31, 2005                          0.70
After March 31, 2005                                 1.00

            (2) a Consolidated Debt Service Coverage Ratio of at least 1.20;

            (3) a Consolidated Leverage Ratio of no more than 2.00; and

            (4) Consolidated Adjusted Tangible Net Worth of at least
                $60,000,000.

            (b) For purposes of this Agreement, the following definitions apply:

            (1)   "Consolidated Current Ratio" shall mean:

                  (A) For each fiscal quarter ending on or prior to March 31, 2005, as of any date for which it is being determined, the ratio of
            (i) current assets of Guarantor and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, to (ii) current liabilities of Guarantor and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP but excluding from current liabilities the current portion of long term debt; provided that, for purposes of determining the Consolidated Current Ratio, (v) during the Line of Credit Period, the principal amount of the Line of Credit Loans and the Tranche 2 Line of Credit Loans outstanding as of such date shall be classified as a long-term liability and (w) the $1,250,000 non-interest bearing deposit pledged to Lender pursuant to the Pledge will be classified as a current asset; (x) the tax allowance of $1,329,563.00 plus or minus the additional deferred tax asset generated or utilized based upon 2004 operating results will be classified as a current asset to the extent that such allowance remains on the books of Borrower and its Subsidiaries as of such date, and (y) until December 31, 2004, the receivable due from Newfield Exploration Company of $1,347,904.00 on the books of Borrower and its Subsidiaries as of December 31, 2003, will be classified as a current asset to the extent that, as of such date (of determination), such receivable remains on the books of Borrower and its Subsidiaries and Borrower and its Subsidiaries have a reasonable chance of collecting same; and

                  (B) For each fiscal quarter ending after March 31, 2005, as of any date for which its is being determined, the ratio of (a) current assets of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, to (b) current liabilities of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP.

            (2) "Consolidated Debt Service Coverage Ratio" shall mean, as of any date for which it is being determined, the ratio of (a) Consolidated Net Income for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) plus all depreciation and amortization expenses and all other non-cash items of Guarantor and its Subsidiaries during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) to the extent included in the computation of Net Income, minus all cash Distributions made by Guarantor or any Subsidiary which is not wholly owned by Guarantor during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date), to (b) Consolidated Scheduled Principal Payments for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) plus the principal
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      portion of Capitalized Lease Obligations payable by Guarantor and its
      Subsidiaries in respect of the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date), determined on a consolidated basis in accordance with GAAP.

            (3) "Consolidated Indebtedness" shall mean, as of the date of any determination thereof, the sum of (a) all Indebtedness of Guarantor and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP plus (b) all unfunded but available lines of credit of Guarantor and its Subsidiaries as of such date.

            (4) "Consolidated Leverage Ratio" shall mean, as of any date for which it is being determined, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated Adjusted Tangible Net Worth as of such date.

            (5)   "Consolidated Net Income" shall mean:

                  (A) For the fiscal quarter ending on or prior to September 30, 2004, for the period in question, the after-tax net income or loss of Guarantor and its Subsidiaries during such period, but excluding in any event the following to the extent included in the computation of net income: (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets, including the tax allowance of $1,329,593.00 incurred in the fiscal quarter ending December 31, 2003; (ii) any equity of Guarantor or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary and is accounted for on the equity method;
            (iii) gains or losses from the acquisition or disposition of Investments; (iv) gains from the retirement or extinguishment of any Indebtedness, except the $884,517.00 gain on the extinguishment of debt incurred in the fiscal quarter ending December 31, 2003; (v) gains on collections from insurance policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Consolidated Net Income for such period); (vi) any gains or losses during such period from any change in accounting principles, from any discontinued operations or the disposition thereof or from any prior period adjustments, including any losses from the costs incurred for the establishment, operation and disposition of the Torch Offshore de Mexico incurred during the fiscal year 2003 to be treated in its entirety as a cost incurred in the fiscal quarter ending December 31, 2003; and (vii) any extraordinary gains or losses; (viii) any losses resulting from the following described allowance or write offs: (a) allowance (or reserve) made in the fiscal quarter ending on December 31, 2003, in the aggregate amount of $1,365,802.00 against receivable(s) due from Stolt Offshore, Inc.; (b) write off of receivable(s) due from Newfield Exploration Company in the aggregate amount of $1,347,904.00 made in the fiscal quarter ending on December 31, 2003; (c) write off of receivable(s) due from BP America in the aggregate amount of amount of $247,868.00 made in the fiscal quarter ending on December 31, 2003; (d) write off of receivable(s) due from Tarpon Operating and Development in the amount of $325,000.00 to be treated as made in the fiscal quarter ending on December 31, 2003; and (e) the legal costs and operating costs incurred on the Midnight Hunter aggregating $3,070,967.00 to be treated as incurred in the fiscal quarter ending on December 31, 2003; and

                  (B) For each fiscal quarter ending after September 30, 2004, for the period in question, the after-tax net income or loss of Borrower and its Subsidiaries during such period, but excluding in any event the following to the extent included in the computation of net income: (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets; (ii) any equity of Borrower or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary and is accounted for on the equity method; (iii) gains or losses from the acquisition or disposition of Investments; (iv) gains from the retirement or extinguishment of any Indebtedness; (v) gains on collections from insurance policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Consolidated Net Income for such period); (vi) any gains or losses during such period from any change in accounting principles, from any discontinued
            operations or the disposition thereof or from any prior
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            period adjustments; and (vii) any extraordinary gains or losses; all determined on a consolidated basis in accordance with GAAP.

            (6) "Consolidated Tangible Net Worth" of any Person shall mean, at a particular date, the excess, if any, of (a) all amounts which would be included under shareholders' equity on a consolidated balance sheet of such Person as of such date, determined on a consolidated basis in accordance with GAAP (including, without limitation, capital stock, additional paid-in-capital and retained earnings) minus (b) all assets of such Person as of such date, determined on a consolidated basis in accordance with GAAP, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, the following intangible assets: unamortized organization and reorganization expense, patents, trade or service marks, franchises, trade names and goodwill; all determined on a consolidated basis in accordance with GAAP.

            (7) "Consolidated Scheduled Principal Payments" shall mean, for the period in question, without duplication, all scheduled principal payments of Guarantor and its Subsidiaries on Indebtedness for the applicable period, all determined on a consolidated basis as determined in accordance with GAAP; provided that any balloon principal payment on Indebtedness of Guarantor and its Subsidiaries which is extended to a maturity date beyond the applicable period shall not be included in the calculation of Consolidated Scheduled Principal Payments.

            (8) "Distribution" in respect of any person shall mean(a) dividends or other distributions of cash, stock assets or other property on or in respect of any shares of stock, membership interest or other equity interest in such person; and (b) the redemption, repurchase or other acquisition of any shares of stock, membership interest or other equity interest in such person or of any warrants, rights or other options to purchase any stock, membership interest or other equity interest (except when solely in exchange for such stock, membership interest or other equity interest); provided that, the issuance of granting of stocks, warrants, rights or other options to purchase stock of Guarantor shall not be considered a Distribution.

            (9) "Indebtedness" shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person, but in any event including, without limitation, all (i) obligations of such Person for borrowed money or for the deferred purchase price of Property or services (including, without limitation, all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments), (ii) obligations secured by any Lien on, or payable out of the proceeds of production from, any Property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (iii) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (iv) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (v) Capitalized Lease Obligations of such Person, (vi) all accounts payables of such Person, (vii) all indebtedness, liabilities and obligations of such Person under guarantees, and (viii) all obligations of such Person, contingent or otherwise, relative to the face amount of letters of credit (as may be reduced pursuant to their terms), whether or not drawn.

            (10) "Subsidiary" shall mean (a) any corporation of which more than fifty percent (50%) of the issued and outstanding capital stock entitled to vote for the election of directors is at the time owned directly or indirectly by Guarantor and/or any one or more Subsidiaries, or (b) any partnership, limited liability company, business trust, or any other similar entity of which more than fifty percent (50%) of the voting interests is at the time owned directly or indirectly by Guarantor and/or any one or more Subsidiaries, and specifically including, but not limited to, Torch Offshore,

      L.L.C., a Delaware limited liability company, Torch Express, L.L.C., a Louisiana limited liability company, and Torch Deepwater, Inc., a Louisiana corporation, and any other entity described on Schedule 7.13 of the Line of Credit Loan.

            (11) "Capitalized Lease Obligations" of any Person shall mean, as of the date of any determination therof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such person is a lessee would be reflected as a liability on a balance sheet of such Person as determined in accordance with GAAP.

            (12) "Capitalized Lease" shall mean any lease of Property, whether real and/or personal, by a Person as lessee which as determined in accordance with GAAP is required to be capitalized on the balance sheet of such person.

            (13) "GAAP" shall mean generally accepted accounting principles at the time in the United States of America.

            (14) "Line of Credit Period" shall mean the period commencing on April 23, 2003 and ending October 31, 2004.

(15) "Line of Credit Loan" and "Line of Credit Loans" shall have the same meanings as ascribed to such terms in the Credit Agreement.

(16) "Consolidated Adjusted Tangible Net Worth" shall mean, at a particular date, (a) the Consolidated Tangible Net Worth of Guarantor and its Subsidiaries as of such date minus (b) all Indebtedness due to Guarantor and its Subsidiaries as of such date from any officer, shareholder or affiliate (other than a Subsidiary) of such Person or any Subsidiary of such Person; all determined on a consolidated basis in accordance with GAAP.

            (17) "Person" shall mean any individual, sole proprietorship, partners hip, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            (18) "Investment" shall mean any investment by Guarantor or any Subsidiary in any Person, whether payment therefor is made in cash or capital stock of Guarantor or any Subsidiary, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business, guarantee or otherwise becoming liable (contingently or otherwise) in respect of the Indebtedness of any Person, or otherwise.

            (19) "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. "Properties" shall mean the plural of Property.

            (20) "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, hypothec, prior claim, right of retention, maritime lien, or right in rem, pledge, assignment, judgment lien, deemed trust or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, and any consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

            (21) "Tranche 2 Line of Credit Loans" shall have the same meaning that such term has in the Credit Agreement.

            (22) "Credit Agreement" shall mean that certain Credit Agreement, as amended through the date hereof, and as the same hereafter may be further amended, extended or replaced from time to time ("Credit Agreement"), with Regions Bank (as Agent) and Regions Bank and Export Development Canada (as Lenders).

            (c) Guarantor covenants and agrees that, so long as any portion of the Loan remains outstanding Guarantor will deliver to Lender simultaneously with the delivery of each set of financial statements of Guarantor referred to above, a certificate of the Guarantor's Chief Financial Officer in a form satisfactory to Lender, accompanied by supporting financial worksheets where appropriate, (A) evidencing Guarantor's compliance with the financial covenants contained in this
      Section 9 as calculated on a consolidated basis for Guarantor and its Subsidiaries (and including, without limitation, a computation of the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter), (B) stating whether there exists on the date of such certificate any Event of Default, and if an Event of Default then exists, setting forth the details thereof and the action which Guarantor is taking or proposes to take with respect thereto.

4. Section 11(e) of the Loan Agreement is amended to read: "(e) Guarantor is in default under the Credit Agreement or any Line of Credit Loan."

5. Borrower shall make the vessel MIDNIGHT EAGLE (Official Number 588872) available as soon as possible for a condition and valuation survey by a qualified marine surveyor selected by Lender. Borrower shall pay all fees associated with such survey.

6. Borrower shall pay an amendment and waiver fee to Lender with respect to this Amendment for the benefit of Lender, in the amount of $20,000. In addition, Borrower shall pay all attorneys' fees and costs incurred by Lender in connection with this Amendment.

7. BORROWER AND GUARANTOR HEREBY RELEASE LENDER (AS DEFINED IN SECTION 5 OF THE LOAN AGREEMENT) AND SOLIDARILY AGREE TO HOLD LENDER (AS SO DEFINED) HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS ARISING PRIOR TO THE EFFECTIVE DATE OF THIS WAIVER AND AMENDMENT NO. 3 TO LOAN AGREEMENT ARISING OUT OF, RESULTING FROM OR RELATING TO (A) ANY SECURED OBLIGATIONS OR (B) ANY OF THE TRANSACTION DOCUMENTS.

      8. In connection with the foregoing, and only in connection with the foregoing, the Loan Agreement is hereby amended, but in all other respects remains unchanged and in full force and effect, and Borrower specifically acknowledges its continuing obligations to pay all sums as they become due under the Loan Agreement or any document related thereto.

      9. Except as may be specifically set forth herein, this Waiver and Amendment No. 3 to Loan Agreement shall not constitute a waiver of any Event(s) of Default under the Loan Agreement or any documents executed in connection therewith, all rights and remedies of the Lender are being preserved and maintained.

      10. This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.
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      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

                                        LENDER:

                                        GENERAL ELECTRIC CAPITAL CORPORATION

                                        BY:_____________________________________
                                               William S. Anderson
                                               Risk Analyst

                                        BORROWER:

                                        TORCH OFFSHORE, L.L.C.

                                        BY:_____________________________________
                                               Robert E. Fulton
                                               Chief Financial Officer

                                        GUARANTOR:

                                        TORCH OFFSHORE, INC.

                                        BY:_____________________________________
                                               Robert E. Fulton
                                               Chief Financial Officer